AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
JETFLEET HOLDING CORP.
a California corporation

The undersigned Michael G. Magnussen and Christopher B. Tigno hereby certify that:

ONE: They are the duly elected and acting Chief Executive Officer and Secretary respectively of JetFleet Holding Corp., a California corporation (the “Corporation”).

 TWO: This Amended and Restated Articles of Incorporation was duly adopted without the need for approval of the Board of Directors or the stockholders of the Corporation pursuant to the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors, filed on July 14, 2021 [DE 225], as supplemented from time to time (the “Plan”), which was confirmed by an order of the United States Bankruptcy Court for the District of Delaware entered on August [*], 2021, in the jointly administered chapter 11 cases captioned In re Aerocentury Corp., et al. Case No. 21-10636 (JTD) (the “Order”), and in accordance with the California Corporations Code.

 THREE: The Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is JetFleet Holding Corp.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice or a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

ARTICLE IV

A. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article IV shall not adversely affect any right of any director under this Article IV that existed at or prior to the time of such amendment, repeal or modification.

B. This corporation shall have power to purchase and maintain insurance on behalf of any agent of this corporation in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against such liability under the provisions of the California Corporations Code. The fact that this corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this Article IV void if any policy issued by such company is limited to the extent required by applicable California law.

ARTICLE V

A. Classes of Stock; Designation. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is One Million One Hundred Four Thousand and Eighty-Three (1,104,083). The total number of shares of common stock authorized to be issued is One Million (1,000,000), no par value (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is One Hundred Four Thousand and Eighty-Three (104,083), no par value (the “Preferred Stock”), of which One Hundred Four Thousand and Eighty-Two (104,082) shares are designated as “Series A Preferred Stock”, and One (1) share is designated as “Series B Preferred Stock”. All shares of Series B Preferred Stock will, with respect to dividend rights, redemption rights and rights upon the liquidation, dissolution or winding-up of the Company, rank junior to Series A Preferred Stock.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth as follows:

1. Dividend Rights.

(a) The holders of shares of Series A Preferred Stock, in preference to the holders of the Common Shares, shall be entitled to receive quarterly dividends at a rate of 7.50% (the “Dividend Rate”) of the Series A Original Issue Price per annum per share of Series A Preferred Stock commencing in the first fiscal quarter following the first fiscal year for which this corporation reports a positive Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the preceding 12 month period (the “Initial Profitable Year”). Dividends due pursuant to this paragraph (a) shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the first fiscal quarter of the Initial Profitable Year and will be declared and paid currently.

(b) The holder of the Series B Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, in property or in shares of capital stock of the Corporation.

(c) After payment of such dividends, any additional dividends or distributions may be distributed among all holders of Common Stock in proportion to the number of shares of Common Stock held by each such holder.

(d) So long as any shares of Series A Preferred Stock are outstanding, this corporation shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in paragraph (a) above on the Series A Preferred Stock shall have been paid or declared and set apart.

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of the other series of Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to Series A Original Issue Price (as defined below), plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this paragraph (a). The “Series A Original Issue Price” shall mean, with respect to the Series A Preferred Stock, $19.2156 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

(b) Upon the completion of the distribution required by paragraph (a) above, the remaining Proceeds available for distribution to shareholders shall be distributed ratably among the holders of Series B Preferred Stock in the amount of (X) $1,000,000 in the case of a Liquidation Event described in clause (i) or clause (ii) of the definition of “Liquidation Event” that occurs after an Initial Profitable Year, or (Y) $1.00 per share (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock) otherwise.

(c) Upon the completion of the distributions required by paragraphs (a) and (b) of this Section 2, the excess Proceeds shall be paid ratably solely to the holders of Common Stock in proportion to the number of shares of Common Stock held by each such holder, without participation of the holders of Series A Preferred Stock or Series B Preferred Stock.

As used herein, a “Liquidation Event” shall mean any of the following: (i) the acquisition of this corporation by another entity by means of any transaction or series of related transactions to which this corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of this corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in this corporation held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of this corporation or such other surviving or resulting entity (or if this corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent) (for the avoidance of doubt, the reorganization, merger or consolidation of this corporation with any wholly-owned subsidiary of this corporation (a “Consolidating Event”) shall not be deemed to occasion a Liquidation Event); (ii) a sale, lease or other disposition of all or substantially all of the assets of this corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of this corporation; or (iii) any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary.

3. Redemption.

(a) Subject to the terms and conditions of this Section 3, upon receiving at any time on or after the Redemption Commencement Date (as defined below), a written request from the holders of a majority of the outstanding shares of Series A Preferred for the redemption, in whole, of all of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem, within thirty (30) days following receipt of such written request (the date of such redemption, the “Redemption Date”), all outstanding shares of Series A Preferred Stock from any source of funds legally available therefor at the redemption price (the “Redemption Price”) described in this paragraph. The Redemption Price per share of Series A Preferred Stock shall be equal to:

(i) if redeemed prior to an Initial Profitable Year: (A) the Series A Original Issue Price, plus (B) any declared but unpaid dividends, plus (C) an amount per quarter equal to the Series A Original Issue Price multiplied by the Dividend Rate and divided by four for any full quarterly period for which dividends were not declared that falls within the period beginning on the date such share was issued by the Corporation and ending on the Redemption Date; or

(ii) if redeemed after an Initial Profitable Year: (A) the Series A Original Issue Price, plus (B) any declared but unpaid dividends, plus (C) an amount per quarter equal to the Series A Original Issue Price multiplied by the Dividend Rate and divided by four for any full quarterly period after the Initial Profitable Year for which dividends were not declared that falls within the period beginning on the date such shares was issued by the Corporation and ending on the Redemption Date.

(b) Subject to the terms and conditions of this Section 3 and following the redemption in full of all outstanding shares of Series A Preferred Stock, the Company shall redeem the share of Series B Preferred Stock from any source of funds legally available therefor at an aggregate redemption amount equal to (i) $1,000,000, if the Series A Preferred Stock is redeemed after an Initial Profitable Year, or (ii) $0.001 per share, if the Series A Preferred Stock is redeemed prior to an Initial Profitable Year.

(c)        The Corporation shall have the right to ratably redeem, in whole or in parts, any shares of Series A Preferred Stock from any source of funds legally available therefor at the Redemption Price upon fifteen (15) days prior written notice to the holders of Series A Preferred Stock.

(d)        As used herein, the “Redemption Commencement Date” shall mean the date that is seven (7) years after the date upon which the Corporation first issues any shares of the Series A Preferred Stock.

(e)        If upon the date of any redemption of shares of Preferred Stock, applicable law governing distributions to shareholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. On or before the applicable date of any redemption of shares of Preferred Stock, each holder of such shares shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated by the Corporation, and thereupon the redemption proceeds for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. If the redemption proceeds payable upon redemption of the shares of Preferred Stock to be redeemed is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so redeemed shall not have been surrendered, and all rights with respect to such shares shall forthwith after the applicable redemption date terminate, except only the right of the holders to receive the redemption proceeds without interest upon surrender of any such certificate or certificates therefor.

4. Conversion. The holder of the shares of Series A Preferred Stock and Series B Preferred Stock shall not have any rights hereunder to convert such shares into, or exchange such share for, shares of any other series or class of capital stock of the Corporation or of any other person.

5. Transferability. The shares of Series A Preferred Stock and Series B Preferred Stock, and any interest therein, may not be transferred, assigned or otherwise disposed of without the prior approval of the Board of Directors of the Corporation. Any attempted transfer, assignment or other disposition in violation of this provision shall be void ab initio and of no force or effect.

6. Voting Rights.

(a) The holders of Series A Preferred Stock shall be entitled to one (1) vote for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the shareholders of this corporation .

(b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of this corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of this corporation.

(c) Except as otherwise provided herein or by applicable law, the holders of shares Series B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

7. Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Second Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of holders of at least a majority of the outstanding shares of series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

(b) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or (ii) increase the authorized number of shares of Preferred Stock or any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges; or

(c) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof.

FOUR: The foregoing amendment and restatement has been approved by the Board of Directors of the Corporation.

FIVE: In accordance with Section 1401 of the California Corporations Code, provision for making the foregoing amendment and restatement of the Articles of Incorporation of the Corporation is contained in the Order confirming the Plan.

THE UNDERSIGNED certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

THE UNDERSIGNED has executed this certificate on September __, 2021, in __________, California.

Michael G. Magnussen
Chief Executive Officer

Christopher B. Tigno
Secretary

4821-5101-2854.1